Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-131974) of Reliv International, Inc., as amended,

2.	Registration Statement (Form S-8 No. 333-67921) pertaining to the Reliv International, Inc. 401(k) Plan,

3.	Registration Statement (Form S-3 No. 333-160374) pertaining to the 2009 Distributor Stock Purchase Plan,

4.	Registration Statement (Form S-8 No. 333-170928) pertaining to the Reliv International, Inc. 2009 Incentive Stock Plan, and

5.	Registration Statement (Form S-8 No. 333-200372) pertaining to the Reliv International, Inc. 2014 Incentive Stock Plan.

of our report dated March 29, 2018, with respect to the consolidated financial statements of Reliv International, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Reliv International, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

St. Louis, Missouri

March 29, 2018